EXECUTION VERSION

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE, dated as of June 14, 2010 (this “Supplemental Indenture”), is entered into by and between GKK CAPITAL LP, a Delaware limited partnership (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (the “Trustee”).

WHEREAS, the Company and the Trustee entered into a Junior Subordinated Indenture dated as of January 30, 2009 (the “Original Indenture”), as amended by that certain Supplemental Indenture dated as of October 14, 2009 (together with the Original Indenture, the “Indenture”);

WHEREAS, the Company desires to amend the Indenture as set forth below; and

WHEREAS, execution and delivery by the Company of this Supplemental Indenture has been duly authorized by all requisite corporate action and all other action required to make this Supplemental Indenture a valid and binding instrument.

NOW, THEREFORE, in consideration of the foregoing, the Trustee and the Company are entering into this Supplemental Indenture pursuant to Section 9.2 of the Indenture as follows:

ARTICLE I

AMENDMENTS TO INDENTURE

Section 1.01  Relation to Indenture.  This Supplemental Indenture amends and supplements the Indenture and shall be part and subject to all terms thereof.  Except as amended and supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

Section 1.02  Definitions.  Each term used herein that is defined in the Indenture shall have the meaning assigned to such term in the Indenture unless otherwise specifically defined herein, in which case the definition set forth herein shall govern.

Section 1.03  The definition of “Redemption Price” is hereby deleted in its entirety and replaced with the following:

““Redemption Price” means, when used with respect to any Security to be redeemed, in whole or in part, the In-Kind Redemption Price or the Optional Redemption Price, as applicable, at which such Security or portion thereof is to be redeemed as fixed by or pursuant to this Indenture.”

Section 1.04    The following sentences shall be added to the end of Section 11.1 of the Indenture:

“Notwithstanding anything to the contrary herein, the Company, may, at its option, redeem the Securities in whole at any time or in part from time to time by delivering to the Holders certain replacement securities acceptable to the Holders in par amounts greater than or equal to the Securities being redeemed, exclusive of any accrued interest on the Securities being redeemed (the “In-Kind Redemption Price”).  It being understood that the securities set forth on Exhibit B hereto are acceptable to the Holders as replacement securities, which if delivered to the Trustee together with a one-time payment of $5,000,000 in the form of three-month Treasury bills issued by the U.S. Department of Treasury to be delivered to the Trustee or as directed by the Trustee will permit the redemption of the Securities in whole.  Notwithstanding anything to the contrary herein, the Company shall not be required to pay accrued interest on the Securities being redeemed in connection with the Company’s payment of the In-Kind Redemption Price.  The Holders may agree to waive the notice requirements set forth in Section 11.5 hereof with respect to any redemption described in the two preceding sentences.”

Section 1.05   Section 11.3 of the Indenture is hereby deleted in its entirety and replaced with the following:

“The election of the Company to redeem any Securities, in whole or in part, shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, not less than two (2) Business Days and not more than seventy five (75) days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of the Securities to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.5.  In the case of any redemption of Securities, in whole or in part, (a) prior to the expiration of any restriction on such redemption provided in this Indenture or the Securities or (b) pursuant to an election of the Company which is subject to a condition specified in this Indenture or the Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.”

Section 1.06   Section 11.5(a) of the Indenture is hereby deleted in its entirety and replaced with the following:

“Notice of redemption shall be given by the Company not less than two (2) Business Days and not more than sixty (60) calendar days prior to the Redemption Date to each Holder of Securities to be redeemed, in whole or in part.”

Section 1.07    Section 11.6 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.5, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.2) an amount of money or securities, as applicable, sufficient to pay the Redemption Price of, and, if required, any accrued interest (including any Additional Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.”

ARTICLE II

AGREEMENT TO BE BOUND

Section 2.01    The Trustee accepts the trust in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture.  The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 2.02   This Supplemental Indenture shall become effective only upon the satisfaction of the following conditions:  (i) the Trustee shall have received a counterpart of this Supplemental Indenture duly executed by the Company and the Trustee and consented and agreed to by each Holder of Outstanding Securities, (ii) the delivery of an Opinion of Counsel relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, (iii) the delivery of an Officer’s Certificate relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, (iv) the Trustee shall have received a Board Resolution of the Company authorizing the Company to enter into this Supplemental Indenture, and (v) the Company shall have paid all attorneys’ fees and disbursements of the Trustee in connection with this Supplemental Indenture, and all other amounts due and owing to the Trustee, if any, which such expenses shall be paid simultaneously with the execution of this Supplemental Indenture.

Section 2.03   By execution of this Supplemental Indenture, each of Taberna Preferred Funding III, Ltd. (“Taberna III”) and Taberna Preferred Funding IV, Ltd. (“Taberna IV”), collectively as Holders of 100% of the Outstanding Securities, hereby in accordance with Section 9.2 of the Indenture, (i) consents to the Trustee and the Company executing and delivering this Supplemental Indenture, (ii) directs the Trustee to execute and deliver this Supplemental Indenture, (iii) waives the requirement of the Trustee to deliver a copy of the final form of this Supplemental Indenture pursuant to Section 9.3 of the Indenture, and (iv) agrees to and do hereby release the Trustee for any action taken or to be taken by the Trustee in connection with its execution and delivery of this Supplemental Indenture and for any liability or responsibility arising in connection herewith.

Section 2.04     Each of Taberna III and Taberna IV further acknowledges that (i) neither the Company nor any of its affiliates has made or will make any representations or warranties with respect to the performance and ratings of the securities set forth in Exhibit B hereto and (ii) it has conducted independent evaluation of the performance and ratings of such securities.

ARTICLE III

MISCELLANEOUS

Section 3.01    This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.  The executed counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed original copies.

Section 3.02   The laws of the State of New York shall govern this Supplemental Indenture without regard to the conflict of law principles thereof.

Section 3.03   In the event of any inconsistency between the terms and conditions of this Supplemental Indenture and the terms and conditions of the Indenture, the terms and conditions of this Supplemental Indenture shall prevail.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GKK CAPITAL LP,
as Company

By:	Gramercy Capital Corp.,
its general partner

	By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Operating Officer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Bill Marshall
Name: Bill Marshall
Title: Vice President

CONSENTED AND AGREED TO PURSUANT
TO SECTION 9.2 AND FOR PURPOSE OF
SECTIONS 2.03 AND 2.04 BY:

TABERNA PREFERRED FUNDING III, LTD.
TABERNA PREFERRED FUNDING IV, LTD.

By:	TP Management LLC, as collateral manager

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President